Rubrik Reports First Quarter Fiscal Year 2026 Financial Results
•Results exceeded all guided metrics
•First quarter subscription ARR grew 38% year-over-year to $1.18 billion
•First quarter revenue grew 49% year-over-year to $278.5 million
•2,381 customers with $100K or more in Subscription ARR, up 28% year-over-year
Palo Alto, California, June 5, 2025 – Rubrik, Inc. (NYSE: RBRK), the cyber resilience company, today announced financial results for the first quarter fiscal year 2026, ended April 30, 2025.
"Our outstanding first-quarter results not only surpassed all guided metrics but also underscore the power of our focused innovation and execution. We are winning the cyber resilience market, and I believe that our opportunity is bigger than ever,” said Bipul Sinha, Rubrik’s Chief Executive Officer, Chairman, and Co-Founder.
Commenting on the company’s financial results, Kiran Choudary, Rubrik’s Chief Financial Officer, added, “Q1 was a strong start to our second fiscal year as a public company, with another quarter of solid top-line growth at scale and continued improvement towards profitability.”
First Quarter Fiscal 2026 Financial Highlights
•Subscription Annual Recurring Revenue (ARR): Subscription ARR was up 38% year-over-year, growing to $1.18 billion as of April 30, 2025.
•Revenue: Subscription revenue was $265.7 million, a 54% increase, compared to $172.2 million in the first quarter of fiscal 2025. Total revenue was $278.5 million, a 49% increase, compared to $187.3 million in the first quarter of fiscal 2025.
•Gross Margin: GAAP gross margin was 78.3%, compared to 48.8% in the first quarter of fiscal 2025. This includes $4.8 million in stock-based compensation expense, compared to $48.9 million in the first quarter of fiscal 2025. The change in stock-based compensation expense is due to the vesting of certain equity awards as a result of the completion of our initial public offering in the first quarter of fiscal 2025. Non-GAAP gross margin was 80.5%, compared to 75.4% in the first quarter of fiscal 2025.
•Subscription ARR Contribution Margin: Subscription ARR Contribution Margin was 8.0% compared to (10.6)% in the first quarter of fiscal 2025, reflecting the strong net new subscription ARR in the quarter and an improvement in operating leverage in the business.
•Net Loss per Share: GAAP net loss per share was $(0.53), compared to $(11.48) in the first quarter of fiscal 2025. GAAP net loss includes $73.5 million in stock-based compensation expense, compared to $630.3 million in the first quarter of fiscal 2025. The change in stock-based compensation expense is due to the vesting of certain equity awards as a result of the completion of our initial public offering in the first quarter of fiscal 2025. Non-GAAP net loss per share was $(0.15), compared to $(1.58) in the first quarter of fiscal 2025.
•Cash Flow from Operations: Cash flow from operations was $39.7 million, compared to $(31.4) million in the first quarter of fiscal 2025. Free cash flow was $33.3 million, compared to $(37.1) million in the first quarter of fiscal 2025.
•Cash, Cash Equivalents, and Short-Term Investments: Cash, cash equivalents, and short-term investments were $762.1 million as of April 30, 2025.
Recent Business Highlights
•As of April 30, 2025, Rubrik had 2,381 customers with Subscription ARR of $100,000 or more, up 28% year-over-year.
•Partnered with Google Cloud and Mandiant to develop a cloud-based isolated recovery solution on Google Cloud, featuring secure backup and replication to Google Cloud via Rubrik's Secure Vault. Upcoming capabilities include new threat analytics and expanded protection for Google Cloud Engine, Google Cloud SQL, and Google Workspace.
•Announced Rubrik Annapurna will integrate with Google Agentspace, allowing customers to securely access, mobilize, govern, and protect AI data on Google Cloud. By using Annapurna as a data source within Agentspace, AI models can securely access enterprise-wide data. Organizations can control access through policy-based governance and accelerate AI application development with simplified workflows.

•Announced a strategic alliance with Deloitte to deliver advanced data security and management solutions. By combining Rubrik's Zero Trust Data Security™ platform with Deloitte's extensive technical knowledge in cybersecurity, risk management, and digital transformation, this alliance will offer solutions designed to help clients safeguard their data and enhance operational performance.
•Announced an expanded global strategic partnership with NTT Data for comprehensive ransomware protection. NTT DATA will offer advisory and consulting services, implementation and integration support, and managed services powered by Rubrik to prepare cybersecurity responses before, during, and after a cyber incident or ransomware attack.
•Partnered with Rackspace to launch the "Rackspace Cyber Recovery Cloud powered by Rubrik," a fully managed isolated recovery service for enterprises. This service aims to enhance cyber resilience and ensure business continuity through rapid workload restoration, thereby reducing operational risk and addressing a critical market need for advanced cyber resilience.
•Appointed Kavitha Mariappan as its Chief Transformation Officer, a new role focused on enhancing executive engagement and accelerating cyber resilience for global enterprises and public sector organizations. Mariappan has extensive experience in enterprise software and cybersecurity, having held executive roles at Zscaler, Databricks, and Cisco, most recently as EVP of Customer Experience and Transformation at Zscaler.
•Recognized as 2025 Google Cloud Partner of the Year: Infrastructure Modernization – Backup and Disaster Recovery, for achievements in delivering cyber resilience and recovery capabilities for joint customers in the Google Cloud ecosystem.
Second Quarter and Fiscal Year 2026 Outlook
Rubrik is providing the following guidance for the second quarter of fiscal year 2026 and the full fiscal year 2026:
•Second Quarter Fiscal 2026 Outlook:
▪Revenue of $281 million to $283 million.
▪Non-GAAP Subscription ARR contribution margin of 4.5% to 5.5%.
▪Non-GAAP EPS of $(0.35) to $(0.33).
▪Weighted-average shares outstanding of approximately 196 million.
•Full Year 2026 Outlook:
▪Subscription ARR between $1,380 million and $1,388 million.
▪Revenue of $1,179 million to $1,189 million.
▪Non-GAAP Subscription ARR contribution margin of approximately 6.0%.
▪Non-GAAP EPS of $(1.02) to $(0.96).
▪Weighted-average shares outstanding of approximately 198 million.
▪Free cash flow of $65 million to $75 million.
Additional information on Rubrik’s reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Rubrik’s results computed in accordance with GAAP. For example, stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of Rubrik’s Class A common stock, and Rubrik’s future hiring and retention needs, all of which are difficult to predict and subject to constant change.
Conference Call Information
Rubrik will host a conference call to discuss results for the first quarter of fiscal year 2026, as well as its financial outlook for the second quarter of fiscal year 2026 and full fiscal year 2026 today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. Open to the public, analysts and investors may access the webcast, results press release, and investor presentation on Rubrik’s investor relations website at https://ir.rubrik.com. A replay of the webcast will also be accessible from Rubrik’s investor relations website a few hours after the conclusion of the live event.
Rubrik uses its investor relations website and may use certain social media accounts including X (formerly Twitter) (@rubrikInc and @bipulsinha) and LinkedIn (www.linkedin.com/company/rubrik-inc and www.linkedin.com/in/bipulsinha) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release and the related conference call contain express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Rubrik’s financial outlook for the second quarter of fiscal year 2026 and full fiscal year 2026, Rubrik’s market position, market opportunities, and growth strategy, product initiatives, go-to-market motions and market trends. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “outlook,” “guidance,” or the negative of these terms, where applicable, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond Rubrik’s control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements. Risks include but are not limited to Rubrik’s limited operating history, the growth rate of the market in which Rubrik competes, Rubrik’s ability to effectively manage and sustain its growth, Rubrik’s ability to introduce new products on top of its platform, Rubrik’s ability to compete with existing competitors and new market entrants, Rubrik’s ability to expand internationally and its ability to utilize AI successfully in its current and future products. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the fiscal year ended January 31, 2025. Forward-looking statements speak only as of the date the statements are made and are based on information available to Rubrik at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Rubrik assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Rubrik has provided in this press release financial information that has not been prepared in accordance with GAAP. Rubrik uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Rubrik’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Rubrik’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Rubrik’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Free Cash Flow. Rubrik defines free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Rubrik believes free cash flow is a helpful indicator of liquidity that provides information to management and investors about the amount of cash generated or used by Rubrik’s operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in Rubrik’s business and strengthening its financial position. One limitation of free cash flow is that it does not reflect Rubrik’s future contractual commitments. Additionally, free cash flow is not a substitute for cash used in operating activities and the utility of free cash flow as a measure of Rubrik’s liquidity is further limited as it does not represent the total increase or decrease in Rubrik’s cash balance for a given period.
Non-GAAP Subscription Cost of Revenue. Rubrik defines non-GAAP subscription cost of revenue as subscription cost of revenue, adjusted for amortization of acquired intangibles, stock-based compensation expense, stock-based compensation from amortization of capitalized internal-use software, and other non-recurring items.
Non-GAAP Operating Expenses (Research and Development, Sales and Marketing, General and Administrative). Rubrik defines non-GAAP operating expenses as operating expenses (research and development, sales and marketing, general and administrative), adjusted for, as applicable, stock-based compensation expense, and other non-recurring items.
Non-GAAP Gross Profit, Non-GAAP Operating Loss, and Non-GAAP Net Loss. Rubrik defines non-GAAP gross profit, non-GAAP operating loss, and non-GAAP net loss as the respective GAAP measure, adjusted for amortization of acquired intangibles, stock-based compensation expense, stock-based compensation from amortization of capitalized internal-use software other non-recurring items, and the related income tax effect of these adjustments.
Non-GAAP Gross Margin. Rubrik defines non-GAAP gross margin as non-GAAP gross profit as a percentage of total revenue.

Non-GAAP Net Loss Per Share, Basic and Diluted. Rubrik defines non-GAAP net loss per share, basic and diluted as non-GAAP net loss divided by the weighted-average number of shares of common stock outstanding during the period.
Free Cash Flow and Free Cash Flow Margin. Rubrik defines free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by total revenue.
Subscription Annual Recurring Revenue (“ARR”) Contribution Margin. Rubrik defines Subscription ARR Contribution Margin as Subscription ARR contribution divided by Subscription ARR at the end of the period. Rubrik defines Subscription ARR Contribution as Subscription ARR at the end of the period less: (i) non-GAAP subscription cost of revenue and (ii) non-GAAP operating expenses for the prior 12-month period ending on that date. Rubrik believes that Subscription ARR Contribution Margin is a helpful indicator of operating leverage. One limitation of Subscription ARR Contribution Margin is that the factors that impact Subscription ARR will vary from those that impact subscription revenue and, as such, may not provide an accurate indication of Rubrik’s actual or future GAAP results. Additionally, the historical expenses in this calculation may not accurately reflect the costs associated with future commitments.
Key Business Metrics
Subscription ARR. Rubrik calculates Subscription ARR as the annualized value of our active subscription contracts as of the measurement date, based on our customers’ total contract value, and assuming any contract that expires during the next 12 months is renewed on existing terms. Subscription contracts include offerings for our Rubrik Security Cloud (“RSC”) platform and related data security SaaS solutions, term-based licenses for our RSC-Private platform and related products, prior sales of CDM sold as a subscription term-based license with associated support, and standalone sales of Rubrik’s SaaS subscription products like Anomaly Detection and Sensitive Data Monitoring.
Cloud ARR. Rubrik calculates Cloud ARR as the annualized value of its active cloud-based subscription contracts as of the measurement date, based on Rubrik’s customers’ total contract value, and assuming any contract that expires during the next 12 months is renewed on existing terms. Rubrik’s cloud-based subscription contracts include RSC and RSC-Government (excluding RSC-Private). Cloud ARR also includes SaaS subscription products like Anomaly Detection and Sensitive Data Monitoring.
Average Subscription Dollar-Based Net Retention Rate. Rubrik calculates Average Subscription Dollar-Based Net Retention Rate by first identifying subscription customers (“Prior Period Subscription Customers”) which were subscription customers at the end of a particular quarter (the “Prior Period”). Rubrik then calculates the Subscription ARR from these Prior Period Subscription Customers at the end of the same quarter of the subsequent year (the “Current Period”). This calculation captures upsells, contraction, and attrition since the Prior Period. Rubrik then divides total Current Period Subscription ARR by the total Prior Period Subscription ARR for Prior Period Subscription Customers. Rubrik’s Average Subscription Dollar-Based Net Retention Rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.
Customers with $100K or More in Subscription ARR. Customers with $100K or more in Subscription ARR represent the number of customers that contributed $100,000 or more in Subscription ARR as of period end.

About Rubrik
Rubrik (NYSE: RBRK) is on a mission to secure the world’s data. With Zero Trust Data Security™, we help organizations achieve business resilience against cyberattacks, malicious insiders, and operational disruptions. Rubrik Security Cloud, powered by machine learning, secures data across enterprise, cloud, SaaS, unstructured data, and identity providers. We help organizations uphold data integrity, deliver data availability that withstands adverse conditions, continuously monitor data risks and threats, and restore businesses with their data when infrastructure is attacked.
Investor Relations Contact
Melissa Franchi
VP, Head of Investor Relations, Rubrik
781.367.0733
IR@rubrik.com
Public Relations Contact
Jessica Moore
VP, Global Communications, Rubrik
415.244.6565
jessica.moore@rubrik.com

Rubrik, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended April 30,
	2025	2024
Revenue
Subscription	$265,661	$172,195
Maintenance	2,330	5,667
Other	10,490	9,453
Total revenue	278,481	187,315

Cost of revenue
Subscription	51,912	73,725
Maintenance	409	3,609
Other	8,162	18,645
Total cost of revenue	60,483	95,979

Gross profit	217,998	91,336
Operating expenses
Research and development	81,815	285,379
Sales and marketing	169,993	379,329
General and administrative	59,281	151,465
Total operating expenses	311,089	816,173

Loss from operations	(93,091)	(724,837)
Interest income	7,696	2,942
Interest expense	(9,813)	(10,624)
Other income (expense), net	(5,622)	(623)
Loss before income taxes	(100,830)	(733,142)
Income tax expense (benefit)	1,274	(1,051)
Net loss	$(102,104)	$(732,091)
Net loss per share, basic and diluted	$(0.53)	$(11.48)
Weighted-average shares used in computing net loss per share, basic and diluted	191,625	63,794

Rubrik, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	April 30,	January 31,
	2025	2025
Assets
Current assets
Cash and cash equivalents	$283,998	$186,331
Short-term investments	478,059	518,813
Accounts receivable, net of allowances	165,596	177,627
Deferred commissions	95,352	91,919
Prepaid expenses and other current assets	93,890	102,951
Total current assets	1,116,895	1,077,641
Property and equipment, net	54,935	53,194
Deferred commissions, noncurrent	125,696	132,465
Goodwill	101,618	100,343
Other assets, noncurrent	75,462	59,331
Total assets	$1,474,606	$1,422,974
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$9,905	$10,439
Accrued expenses and other current liabilities	112,512	162,602
Deferred revenue	838,872	777,135
Total current liabilities	961,289	950,176
Deferred revenue, noncurrent	670,307	642,370
Other liabilities, noncurrent	76,719	61,821
Debt, noncurrent	322,821	322,341
Total liabilities	2,031,136	1,976,708

Stockholders’ deficit
Preferred stock	—	—
Class A common stock	3	3
Class B common stock	2	2
Additional paid-in capital	2,382,345	2,291,829
Accumulated other comprehensive income (loss)	557	(8,235)
Accumulated deficit	(2,939,437)	(2,837,333)
Total stockholders’ deficit	(556,530)	(553,734)
Total liabilities and stockholders’ deficit	$1,474,606	$1,422,974

Rubrik, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(102,104)	$(732,091)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	8,075	7,190
Stock-based compensation	73,540	630,330
Amortization of deferred commissions	24,785	20,377
Non-cash interest	—	9,700
Deferred income taxes	604	(990)
Other	(375)	863
Changes in operating assets and liabilities:
Accounts receivable	12,031	36,175
Deferred commissions	(21,449)	(23,201)
Prepaid expenses and other assets	(7,824)	(13,920)
Accounts payable	(489)	2,748
Accrued expenses and other liabilities	(36,813)	(22,055)
Deferred revenue	89,674	53,493
Net cash provided by (used in) operating activities	39,655	(31,381)
Cash flows from investing activities:
Purchases of property and equipment	(2,850)	(3,639)
Capitalized internal-use software	(3,465)	(2,103)
Purchases of investments	(120,162)	(42,688)
Sale of investments	—	27,978
Maturities of investments	162,617	61,189
Payment for business combination	(1,975)	—
Net cash provided by investing activities	34,165	40,737
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	710,264
Taxes paid related to net share settlement of equity awards	—	(350,444)
Proceeds from exercise of stock options	1,849	3,618
Proceeds from issuance of common stock under employee stock purchase plan	13,492	—
Payments for deferred offering costs, net	—	(775)
Payments for debt discount costs	—	(475)
Payments for debt issuance costs	—	(6)
Net cash provided by financing activities	15,341	362,182
Effect of exchange rate on cash, cash equivalents, and restricted cash	8,751	(489)
Net increase in cash, cash equivalents, and restricted cash	97,912	371,049
Cash, cash equivalents, and restricted cash, beginning of year	193,594	137,059
Cash, cash equivalents, and restricted cash, end of year	$291,506	$508,108

Rubrik, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended April 30,
	2025	2024
Reconciliation of GAAP total gross profit to non-GAAP total gross profit:
Total gross profit on a GAAP basis	$217,998	$91,336
Add: Stock-based compensation expense	4,825	48,899
Add: Stock-based compensation from amortization of capitalized internal-use software	349	15
Add: Amortization of acquired intangibles	960	903
Non-GAAP total gross profit	$224,132	$141,153
GAAP total gross margin	78%	49%
Non-GAAP total gross margin	81%	75%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Research and development operating expense on a GAAP basis	$81,815	$285,379
Less: Stock-based compensation expense	19,812	224,149
Non-GAAP research and development operating expense	$62,003	$61,230

Sales and marketing operating expense on a GAAP basis	$169,993	$379,329
Less: Stock-based compensation expense	24,144	239,888
Non-GAAP sales and marketing operating expense	$145,849	$139,441

General and administrative operating expense on a GAAP basis	$59,281	$151,465
Less: Stock-based compensation expense	24,759	117,394
Non-GAAP general and administrative operating expense	$34,522	$34,071

Reconciliation of GAAP operating loss to non-GAAP operating loss:
Operating loss on a GAAP basis	$(93,091)	$(724,837)
Add: Stock-based compensation expense	73,540	630,330
Add: Stock-based compensation from amortization of capitalized internal-use software	349	15
Add: Amortization of acquired intangibles	960	903
Non-GAAP operating loss	$(18,242)	$(93,589)

Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(102,104)	$(732,091)
Add: Stock-based compensation expense	73,540	630,330
Add: Stock-based compensation from amortization of capitalized internal-use software	349	15
Add: Amortization of acquired intangibles	960	903
Income tax expenses effect related to the above adjustments	(1,428)	(118)
Non-GAAP net loss	$(28,683)	$(100,961)
GAAP net loss per share, basic and diluted	$(0.53)	$(11.48)
Weighted-average shares used to compute GAAP net loss per share, basic and diluted	191,625	63,794
Non-GAAP net loss per share, basic and diluted	$(0.15)	$(1.58)
Weighted-average shares used to compute non-GAAP net loss per share, basic and diluted	191,625	63,794

The following table presents a reconciliation of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands, except percentages):

	Three Months Ended April 30,
	2025	2024
Net cash provided by (used in) operating activities	$39,655	$(31,381)
Less: Purchases of property and equipment	(2,850)	(3,639)
Less: Capitalized internal-use software	(3,465)	(2,103)
Free cash flow	$33,340	$(37,123)
Operating cash flow margin	14%	(17)%
Free cash flow margin	12%	(20)%
Net cash provided by investing activities	$34,165	$40,737
Net cash provided by financing activities	$15,341	$362,182
The following table presents the calculation of Subscription ARR Contribution Margin for the periods presented as well as a reconciliation of (i) non-GAAP subscription cost of revenue to cost of revenue and (ii) non-GAAP operating expenses to operating expenses (in thousands, except percentages):

	Twelve Months Ended April 30,
	2025	2024
Subscription cost of revenue	$193,223	$150,015
Stock-based compensation expense	(18,289)	(35,236)
Stock-based compensation from amortization of capitalized internal-use software	(607)	(106)
Amortization of acquired intangibles	(3,730)	(2,579)
Non-GAAP subscription cost of revenue	$170,597	$112,094

Operating expenses	$1,249,744	$1,421,164
Stock-based compensation expense	(334,156)	(586,660)
Non-GAAP operating expenses	$915,588	$834,504

Subscription ARR	$1,181,269	$856,051
Non-GAAP subscription cost of revenue	(170,597)	(112,094)
Non-GAAP operating expenses	(915,588)	(834,504)
Subscription ARR Contribution	$95,084	$(90,547)
Subscription ARR Contribution Margin	8%	(11)%